Exhibit 10.1

DIGITAL REALTY TRUST, INC.
AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I.
PURPOSE, SCOPE and administration OF THE PLAN
1.1Purpose and Scope.  The purpose of the Digital Realty Trust, Inc. Amended and Restated Employee Stock Purchase Plan (as amended from time to time, the “Plan”) is to assist employees of Digital Realty Trust, Inc., a Maryland corporation (the “Company”) and its Participating Subsidiaries in acquiring a stock ownership interest in the Company pursuant to a plan which is intended to help such employees provide for their future security and to encourage them to remain in the employment of the Company and its Subsidiaries. The Plan is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Code.
ARTICLE II.
Definitions

Whenever the following terms are used in the Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary.  The singular pronoun shall include the plural where the context so indicates.

2.1“Administrator” shall mean the Committee, or such individuals to which authority to administer the Plan has been delegated under Section 8.1 hereof.
2.2“Affiliate” shall mean the Company, the Services Company, and any Parent or Subsidiary.
2.3“Agent” shall mean the brokerage firm, bank or other financial institution, entity or person(s), if any, engaged, retained, appointed or authorized to act as the agent of the Company or an Employee with regard to the Plan.
2.4“Applicable Law” means any applicable law, including (without limitation): (a) the requirements relating to the administration of equity incentive plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations, (b) the applicable rules of any stock exchange or quotation system on which Shares are listed or quoted and (c) the other applicable laws, statutes, regulations, requirements and rules, whether U.S. or non-U.S., and whether federal, state or local.
2.5“Board” shall mean the Board of Directors of the Company.
2.6“Code” shall mean the Internal Revenue Code of 1986, as amended.
2.7“Committee” shall mean the Talent and Compensation Committee of the Board, or another committee or subcommittee of the Board or the Talent and Compensation Committee described in Article VIII hereof.
2.8“Common Stock” shall mean common stock, par value $0.01, of the Company.

2.9“Company” shall have the meaning set forth in Section 1.1 hereof.
2.10“Compensation” of an Employee shall mean, unless otherwise determined by the Administrator and specified in the applicable Offering Document, the regular straight-time earnings, base salary, annual cash bonus, commissions, vacation pay, holiday pay, jury duty pay, funeral leave pay or military pay paid to the Employee from the Company or any Participating Subsidiary or any Affiliate on each Payday as compensation for services to the Company or any Participating Subsidiary or any Affiliate before deduction for any salary deferral contributions made by the Employee to any tax-qualified or nonqualified deferred compensation plan of the Company, any Participating Subsidiary or any Affiliate, including prior week adjustments and overtime, but excluding incentive compensation (other than annual cash bonus and commissions), one-time bonuses (e.g., retention or sign-on bonuses), fringe benefits (including, without limitation, employer gifts), education or tuition reimbursements, imputed income arising under any Company, Participating Subsidiary or Affiliate group insurance or benefit program, travel expenses, business and moving reimbursements, income received in connection with any stock options, stock appreciation rights, restricted stock, restricted stock units or other compensatory equity awards and all contributions made by the Company, any Participating Subsidiary or any Affiliate for the Employee’s benefit under any employee benefit plan now or hereafter established. Such Compensation shall be calculated before deduction of any income or employment tax withholdings, but shall be withheld from the Employee’s net income.
2.11“Designated Beneficiary” means the beneficiary or beneficiaries the Participant designates, in a manner the Administrator determines, to receive amounts due or exercise the Participant’s rights if the Participant dies or becomes incapacitated.  Without a Participant’s effective designation, “Designated Beneficiary” will mean the Participant’s estate.
2.12“Designated Offering Period” shall have the meaning set forth in Section 4.1 hereof.
2.13“Effective Date” shall mean the date on which the Plan is approved by the Company’s stockholders.
2.14“Eligible Employee” shall mean an Employee of the Company or any Participating Subsidiary.   The Administrator may, in its discretion, provide in an Offering Document that the definition of Eligible Employee shall be subject to additional eligibility requirements as determined by the Administrator (subject to Applicable Law).
2.15“Employee” shall mean any person who renders services to the Company or a Participating Subsidiary in the status of an employee within the meaning of Section 3401(c) of the Code.  “Employee” shall not include any director of the Company or a Participating Subsidiary who does not render services to the Company or a Participating Subsidiary in the status of an employee within the meaning of Section 3401(c) of the Code.
2.16“Enrollment Date” shall mean the first date of each Offering Period, unless otherwise specified in the applicable Offering Document.
2.17“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.18“Exercise Date” shall mean the last Trading Day of each Purchase Period, except as provided in Section 6.2 hereof and unless otherwise specified in the applicable Offering Document.
2.19“Fair Market Value” shall mean, as of any date, the value of a Share determined as follows:
(a)If the Common Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) listed on any national market system or (iii) listed, quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(b)If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(c)If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.
2.20“Grant Date” shall mean the first Trading Day of an Offering Period.
2.21“New Exercise Date” shall have such meaning as set forth in Section 5.2(b) hereof.
2.22“Non-U.S. Subsidiary” shall mean any Subsidiary that is incorporated in, or otherwise organized under the laws of, any jurisdiction outside of the United States.
2.23“Offering Document” shall have such meaning as set forth in Section 4.1 hereof.
2.24“Offering Period” shall mean each twenty-four (24)-month period commencing on each September 1 and each March 1 to occur during the term of the Plan, except as otherwise provided under Section 5.3 hereof or as otherwise specified in the applicable Offering Document; provided that, in no event shall any Offering Period exceed twenty-seven (27) months.
2.25“Option” shall mean the right to purchase Shares pursuant to the Plan during any Offering Period.

2.26“Option Price” shall mean the purchase price of a Share hereunder designated by the Administrator in the applicable Offering Document; provided, however, that, if no such purchase price is designated by the Administrator in the applicable Offering Document, the purchase price of a Share hereunder shall be determined in accordance with Section 5.2 hereof; provided, further, that the Option Price may be adjusted by the Administrator pursuant to Section 6.2 and shall not be less than the par value of a Share.
2.27“Parent” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities ending with the Company if each of the entities other than the Company beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.
2.28“Participant” shall mean any Eligible Employee who elects to participate in the Plan pursuant to Section 4.2 hereof.
2.29“Participating Subsidiary” shall mean (i) each U.S. Subsidiary and (ii) each Non-U.S. Subsidiary that has been designated by the Administrator in its sole discretion as eligible to participate in the Plan in accordance with Section 8.2 hereof, in each case, including any Subsidiary in existence on the Effective Date and any Subsidiary formed or acquired following the Effective Date.
2.30“Partnership” shall mean Digital Realty Trust, L.P.
2.31“Payday” shall mean the regular and recurring established day for payment of Compensation to an Employee of the Company or any Participating Subsidiary.
2.32“Plan” shall have the meaning set forth in Section 1.1 hereof.
2.33“Plan Account” shall mean a bookkeeping account established and maintained by the Company in the name of each Participant.
2.34 “Purchase Period” shall mean, with respect to any Offering Period, unless otherwise specified in the applicable Offering Document, each approximately six (6)-month period (i) commencing on March 1 and ending on August 31 and (ii) commencing on each September 1 and ending on February 28 (or, if applicable, February 29).
2.35“REIT” shall mean a real estate investment trust within the meaning of Sections 856 through 860 of the Code.
2.36“Section 409A” shall have the meaning set forth in Section 8.15 hereof.
2.37“Services Company” shall mean Digital Services, Inc.
2.38“Share” shall mean a share of Common Stock.
2.39“Subsidiary” shall mean (a) a corporation, association or other business entity of which fifty percent (50%) or more of the total combined voting power of all classes of capital stock is owned, directly or indirectly, by the Company, the Services Company, the Partnership and/or by one or more Subsidiaries, (b) any partnership or limited liability company of which fifty percent (50%) or more of the equity interests are owned, directly or indirectly, by the Company, the Partnership, the Services Company and/or by one or more Subsidiaries, and (c) any other entity not described in clauses (a) or (b) above of which fifty percent (50%) or more of the ownership and the power (whether voting interests or otherwise), pursuant to a written contract or agreement, to direct the policies and management or the financial and the other affairs thereof, are owned or controlled by the Company, the Partnership, the Services Company and/or by one or more Subsidiaries.
2.40“Trading Day” shall mean a day on which the principal securities exchange on which the Common Stock is listed is open for trading or, if the Common Stock is not listed on a securities exchange, shall mean a business day, as determined by the Administrator in good faith.
2.41“U.S. Subsidiary” shall mean any Subsidiary that is incorporated in, or otherwise organized under the laws of, the United States.
2.42“Withdrawal Election” shall have such meaning as set forth in Section 7.1(a) hereof.
ARTICLE III.
OFFERING PERIODS; OFFERING DOCUMENTS
3.1Offering Periods.  The Administrator may from time to time grant or provide for the grant of Options under the Plan to Eligible Employees during one or more Offering Periods selected by the Administrator.  The terms and conditions applicable to each Offering Period shall be set forth in an “Offering Document” adopted by the Administrator, which Offering Document shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate.  The Administrator shall establish in each Offering Document one or more Purchase Periods during such Offering Period during which Options granted under the Plan shall be exercised and purchases of Shares carried out in accordance with such Offering Document and the Plan.  The provisions of separate Offering Periods under the Plan need not be identical.
3.2Offering Documents. Each Offering Document with respect to an Offering Period shall specify (through incorporation of the provisions of this Plan by reference or otherwise): (a) the length of the Offering Period; (b) the length of the Purchase Period(s) within the Offering Period; (c) in connection with each Offering Period that contains more than one Purchase Period, the maximum aggregate number of Shares which may be purchased by any Eligible Employee during each Purchase Period (if applicable), which, in the absence of a contrary designation by the Administrator, shall be six hundred (600) Shares (subject to adjustment pursuant to Section 6.2 hereof); (d) the maximum number of Shares that may be purchased by any Eligible Employee during such Offering Period (if applicable), which, in the absence of a contrary designation by the Administrator, shall be two thousand four hundred (2,400) Shares (subject to adjustment pursuant to Section 6.2 hereof); and (e) such other provisions as the Administrator determines are appropriate, subject to the Plan.

ARTICLE IV.
PARTICIPATION
4.1Eligibility.  Any Eligible Employee who is employed by the Company or a Participating Subsidiary on a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of Articles V and VI hereof; provided, however, that an Eligible Employee may not participate in more than one Offering Period at a time, and no Eligible Employee participating in an Offering Period (the “Designated Offering Period”) may participate in any subsequent Offering Period that commences prior to the completion of the Designated Offering Period.
4.2Election to Participate; Payroll Deductions.
(a)Except as provided in Section 4.3 hereof or in an Offering Document or as otherwise determined by the Administrator, an Eligible Employee may become a Participant in the Plan only by means of payroll deduction.  Subject to the proviso of Section 3.1 above, and except as otherwise set forth herein or as determined by the Administrator and set forth in an Offering Document, each individual who is an Eligible Employee as of the Enrollment Date of the applicable Offering Period may elect to participate in such Offering Period and the Plan by delivering to the Company a payroll deduction authorization no later than the tenth (10th) calendar day (or such other date specified in the Offering Document) prior to the applicable Enrollment Date.
(b)Payroll deductions with respect to an Offering Period (i) shall be equal to at least one percent (1%) of the Participant’s Compensation as of each Payday during the applicable Offering Period, but not more than the maximum percentage specified by the Administrator in the applicable Offering Document (which maximum percentage shall, in the absence of any such designation, be fifteen percent (15%) of the Participant’s Compensation as of each Payday during the applicable Offering Period) and (ii) may be expressed either as (A) a whole number percentage or (B) a fixed dollar amount (as determined by the Administrator).  Notwithstanding the foregoing, (x) in no event shall the aggregate amount of a Participant’s payroll deductions under the Plan during any calendar year exceed $25,000, and (y) in no event shall the actual amount withheld through payroll deduction on any Payday exceed the net amount payable to the Participant on such Payday after taxes and any other applicable deductions therefrom (and if amounts to be withheld hereunder would otherwise result in a negative payment to the Participant on such Payday, the amount to be withheld hereunder shall instead be reduced by the least amount necessary to avoid a negative payment amount for the Participant on such Payday, as determined by the Administrator).  Except as otherwise set forth in an Offering Document, amounts deducted from a Participant’s Compensation with respect to an Offering Period pursuant to this Section 3.2 shall be deducted each Payday through payroll deduction and credited to the Participant’s Plan Account starting on the first Payday following the Enrollment Date and ending on the last Payday in the applicable Offering Period (unless sooner terminated pursuant to Article VII or suspended by the Participant as provided in Section 4.2(c)).
(c)Unless otherwise specified in the applicable Offering Document, following at least one (1) payroll deduction, a Participant may (i) decrease (to as low as 0%) the amount deducted from such Participant’s Compensation, (ii) increase (to the maximum percentage specified by the Administrator in the applicable Offering Document (which maximum percentage shall, in the absence of any such designation, be fifteen percent (15%))) the amount deducted from such Participant’s Compensation, or (iii) suspend his or her payroll deductions, in any case, at any time during an Offering Period upon ten (10) calendar days’ prior written or electronic notice to the Company (or such shorter or longer notice period as may be specified in the applicable Offering Document); provided, however, that, unless otherwise specified in the Offering Document, a Participant (x) may not decrease or increase the amount deducted more than two (2) times, in the aggregate, per Purchase Period and (y) may not suspend his or her payroll deductions more than once per Offering Period.  In the event a Participant suspends his or her payroll deductions, except as otherwise specified in the applicable Offering Document or as required by Applicable Law, such Participant’s Option shall be exercised for the maximum number of Shares on the next on the next occurring Exercise Date to occur during the applicable Offering Period and such Participant’s remaining Plan Account balance (if any) shall not be paid to such Participant unless he or she withdraws from participation in the Plan pursuant to Article VII.
(d)Notwithstanding the foregoing, upon the completion of an Offering Period, each Participant in such Offering Period shall automatically participate in the Offering Period that commences immediately following the completion of such Offering Period at the same payroll deduction percentage as in effect at the completion of the prior Offering Period, unless such Participant delivers to the Company a different election with respect to the successive Offering Period in accordance with Section 4.1 hereof, or unless such Participant becomes ineligible for participation in the Plan.
4.3Leave of Absence.  During leaves of absence approved by the Company meeting the requirements of Treasury Regulation Section 1.421-1(h)(2) under the Code, an individual shall be treated as an Employee of the Company or Participating Subsidiary that employs such individual immediately prior to such leave, and, unless otherwise specified in the applicable Offering Document, may continue participation in the Plan by making cash payments to the Company on his or her normal Payday equal to his or her authorized payroll deduction.
4.4Foreign Employees.  In order to facilitate participation in the Plan, the Administrator may provide for such special terms, rules and procedures applicable to Participants who are citizens or residents of a foreign jurisdiction, or who are employed by a Participating Subsidiary outside of the United States, as the Administrator may consider necessary or appropriate to accommodate differences in local law, tax policy or custom.  Moreover, the Administrator may approve such supplements, addendums, appendices or sub-plans to this Plan as it may consider necessary or appropriate for such purposes and, to the extent that the terms and conditions set forth in any supplements, addendums, appendices or sub-plans conflict with any provisions of the Plan, the provisions of such supplements, addendums, appendices or sub-plans shall control except as otherwise set forth herein. The adoption of any such supplement, addendum, appendix or sub-plan shall be pursuant to Section 8.1(d) and any other applicable provision herein. Without limiting the foregoing, the Administrator is specifically authorized to adopt rules and procedures, with respect to Participants who are foreign nationals or employed in non-U.S. jurisdictions, regarding the exclusion of particular Subsidiaries from participation in the Plan, eligibility to participate, the definition of Compensation, handling of payroll deductions or other contributions by Participants, payment of interest, conversion of local currency, data privacy security, payroll tax, withholding procedures, handling of stock certificates, and establishment of bank or trust accounts to hold payroll deductions or contributions.

ARTICLE V.
GRANT OF OPTIONS; PURCHASE OF SHARES
5.1Grant of Options.  Each Participant shall be granted an Option with respect to an Offering Period on the applicable Grant Date.  The number of Shares subject to a Participant’s Option shall be determined as of each applicable Exercise Date occurring during an Offering Period by dividing (a) such Participant’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s Plan Account on such Exercise Date by (b) the applicable Option Price (but shall not exceed the maximum number of Shares permitted pursuant to the terms of the Plan and the applicable Offering Document).  Each Option shall expire on the last Exercise Date to occur during the applicable Offering Period immediately after the automatic exercise of the Option in accordance with Section 5.3 hereof, unless such Option terminates earlier in accordance with Article VII hereof.
5.2Option Price.  Unless otherwise determined by the Administrator and set forth in an Offering Document, the Option Price per Share to be paid by a Participant upon exercise of the Participant’s Option on each applicable Exercise Date for an Offering Period shall be equal to eighty-five percent (85%) of the lesser of the Fair Market Value of a Share on (a) the applicable Grant Date and (b) such Exercise Date; provided that in no event shall the Option Price per Share be less than the par value per Share.
5.3Purchase of Shares.
(a)On each Exercise Date occurring during an Offering Period, subject to Participant remaining an Eligible Employee through such Exercise Date, each Participant shall automatically and without any action on such Participant’s part be deemed to have exercised his or her Option to purchase at the applicable Option Price the largest number of Shares which can be purchased with the amount in the Participant’s Plan Account, subject to Sections 5.1 and 6.3 hereof.  Unless otherwise specified in the applicable Offering Document, fractional Shares shall be issued upon the exercise of Options.  The balance, if any, remaining in the Participant’s Plan Account (after exercise of such Participant’s Option) as of such Exercise Date shall be carried forward to the next Purchase Period, unless the Participant has elected to withdraw from the Plan pursuant to Section 7.1 hereof or, pursuant to Section 7.2 hereof, such Participant has ceased to be an Eligible Employee.
(b)As soon as practicable following each applicable Exercise Date (but in no event more than thirty (30) days thereafter), the number of Shares purchased by such Participant pursuant to Section 5.3(a) hereof shall be delivered (either in share certificate or book entry form), in the Company’s sole discretion, to either (i) the Participant or (ii) an account established in the Participant’s name at a stock brokerage or other financial services firm designated by the Company.  If the Company is required to obtain from any commission or agency authority to issue any such Shares, the Company shall seek to obtain such authority.  Inability of the Company to obtain from any such commission or agency authority which counsel for the

Company deems necessary for the lawful issuance of any such Shares shall relieve the Company from liability to any Participant except to refund to the Participant such Participant’s Plan Account balance, without interest thereon.
5.4Transferability of Rights.  An Option granted under the Plan shall not be transferable, other than by will or the Applicable Laws of descent and distribution, and shall be exercisable during the Participant’s lifetime only by the Participant. No Option or interest or right to the Option shall be available to pay off any debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempt at disposition of the Option shall have no effect.
ARTICLE VI.
PROVISIONS RELATING TO COMMON STOCK
6.1Common Stock Reserved.  Subject to adjustment as provided in Section 6.2 hereof, the maximum number of Shares that may be issued pursuant to Options granted under the Plan shall be 3,613,958 Shares. Shares made available for sale under the Plan may be authorized but unissued shares or reacquired shares reserved for issuance under the Plan.
6.2Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.
(a)Changes in Capitalization.  Subject to any required action by the stockholders of the Company, the number of Shares which have been authorized for issuance under the Plan and the maximum Share limits established in each Offering Document pursuant to Section 3.2, as well as the Option Price per Share and the number of Shares covered by each outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”  Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to or Option Price per Share of an Option.
(b)Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and such Offering Period shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator.  The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation.  The Administrator shall notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the next Exercise

Date for the Participant’s Option has been changed to the New Exercise Date and that the Participant’s Option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 7.1(a) hereof or the Participant has ceased to be an Eligible Employee as provided in Section 7.2 hereof.
(c)Merger or Asset Sale.  In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding Option shall be assumed or an equivalent Option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation.  In the event that outstanding Options are not assumed or substituted, any Offering Periods then in progress shall be shortened by setting a New Exercise Date and any Offering Periods then in progress shall end on the New Exercise Date.  The New Exercise Date shall be before the date of the Company’s proposed sale or merger.  The Administrator shall notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the next Exercise Date for the Participant’s Option has been changed to the New Exercise Date and that the Participant’s Option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Periods as provided in Section 7.1(a)(i) hereof or the Participant has ceased to be an Eligible Employee as provided in Section 7.2 hereof.
6.3Insufficient Shares.  If the Administrator determines that, on a given Exercise Date, the number of Shares with respect to which Options are to be exercised may exceed the number of Shares remaining available for sale under the Plan on such Exercise Date, the Administrator shall make a pro rata allocation of the Shares available for issuance on such Exercise Date in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising Options to purchase Shares on such Exercise Date, and unless additional shares are authorized for issuance under the Plan, no further Offering Periods shall take place and the Plan shall terminate pursuant to Section 8.5 hereof.  If an Offering Period is so terminated, then the balance of the amount credited to the Participant’s Plan Account which has not been applied to the purchase of Shares shall be paid to such Participant in one (1) lump sum in cash within thirty (30) days after such Exercise Date, without any interest thereon.
6.4Rights as Stockholders.  With respect to Shares subject to an Option, no Participant or Designated Beneficiary shall be deemed to be a stockholder of the Company or have any of the rights or privileges of a stockholder.  A Participant or Designated Beneficiary shall have the rights and privileges of a stockholder of the Company when, but not until, Shares have been deposited in the designated brokerage account following exercise of the Participant’s Option.
ARTICLE VII.
TERMINATION OF PARTICIPATION
7.1Cessation of Contributions; Voluntary Withdrawal.
(a)A Participant may cease payroll deductions during an Offering Period and elect to withdraw from the Plan by delivering written or electronic notice of such election (a “Withdrawal Election”) to the Company in such form as may be established by the Administrator and not later than ten (10) days prior to the final Exercise Date for such Offering Period (or such other period of time as may be established by the Administrator and specified in the Offering Document).  With respect to a Participant that has elected to withdraw from the Plan, unless otherwise required by Applicable Law, such Participant may elect to either (i) withdraw all of the funds then credited to the Participant’s Plan Account as of the date on which the Withdrawal Election is received by the Company, in which case any remaining Plan Account balance shall be returned to the Participant in one (1) lump-sum payment in cash within thirty (30) days after such election is received by the Company, without any interest thereon, and the Participant shall cease to participate in the Plan and the Participant’s Option for such Offering Period shall terminate; or (ii) subject to Section 7.2 below, exercise the Option for the maximum number of Shares on the next Exercise Date to occur during the applicable Offering Period with any remaining Plan Account balance returned to the Participant in one (1) lump-sum payment in cash within thirty (30) days after such Exercise Date, without any interest thereon, and after such exercise the Participant shall cease to participate in the Plan and his or her Option for such Offering Period shall terminate.  As soon as practicable following the Company’s receipt of a notice of withdrawal from the Plan, the Participant’s payroll deduction authorization under the Plan shall terminate.
(b)A Participant’s withdrawal from the Plan shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Periods from which the Participant withdraws.
(c)A Participant who ceases contributions to the Plan during any Offering Periods shall not be permitted to resume contributions to the Plan during such Offering Period.
7.2Termination of Eligibility.  Upon a Participant’s ceasing to be an Eligible Employee for any reason, such Participant’s Option for the applicable Offering Period shall automatically terminate, he or she shall be deemed to have elected to withdraw from the Plan, and such Participant’s Plan Account shall be paid to such Participant or, in the case of his or her death, to the Participant’s Designated Beneficiary, within thirty (30) days after such cessation of being an Eligible Employee, without any interest thereon.
ARTICLE VIII.
GENERAL PROVISIONS
8.1Administration.
(a)The Plan shall be administered by the Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan), which, unless otherwise determined by the Board, shall consist solely of two or more members of the Board, each of whom is intended to qualify as a “non-employee director” as defined by Rule 16b-3 of the Exchange Act and an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, in each case, to the extent required under such provision.  The Committee may delegate administrative tasks under the Plan to the services of an Agent and/or Employees to assist in the administration of the Plan, including establishing and maintaining an individual securities account under the Plan for each Participant.

(b)It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with the provisions of the Plan.  The Administrator shall have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i)To establish and terminate Offering Periods and Purchase Periods;
(ii)To determine when and how Options shall be granted and the provisions and terms of each Offering Period and Purchase Period (which need not be identical);
(iii)To select those Non-U.S. Subsidiaries that will be Participating Subsidiaries in accordance with Section 8.2 hereof; and
(iv)To construe and interpret the Plan, the terms of any Offering Period or Purchase Period under the Plan and the terms of the Options and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules.  The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, any Offering Document, any Offering Period, any Purchase Period or any Option, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.
(c)The Administrator may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures.  In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan.
(d)The Administrator may adopt supplements, addendums, appendices or sub-plans applicable to particular Participating Subsidiaries or locations.  The rules of such supplements, addendums, appendices or sub-plans may take precedence over other provisions of this Plan, with the exception of Section 6.1 hereof, but unless otherwise superseded by the terms of such supplement, addendum, appendix or sub-plan, the provisions of this Plan shall govern the operation of such supplement, addendum, appendix or sub-plan.
(e)All expenses and liabilities incurred by the Administrator in connection with the administration of the Plan shall be borne by the Company.  The Administrator may, with the approval of the Committee, employ attorneys, consultants, accountants, appraisers, brokers or other persons.  The Administrator, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons.  All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon all Participants, the Company and all other interested persons.  To the extent allowable pursuant to Applicable Law and the Company’s charter and bylaws, (i) no member of the Board or Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the options, and (ii) all members of the Board or Administrator shall be fully protected by the Company in respect to any such action, determination or interpretation.

8.2Designation of Participating Subsidiaries.  The Administrator shall have the right, without the approval of the stockholders of the Company, to designate the Non-U.S. Subsidiaries that shall constitute Participating Subsidiaries from time to time.  In addition, the Administrator may, without the approval of the stockholders of the Company, terminate the designation of a Subsidiary as a Participating Subsidiary at any time or from time to time.
8.3Accounts.  Individual accounts shall be maintained for each Participant in the Plan.
8.4No Right to Employment.  Nothing in the Plan shall be construed to give any person (including any Participant) the right to remain in the employ of the Company, a Parent or a Subsidiary or to affect the right of the Company, any Parent or any Subsidiary to terminate the employment of any person (including any Participant) at any time, with or without cause, which right is expressly reserved.
8.5Amendment, Suspension and Termination of the Plan
(a)The Committee may, in its sole discretion, amend, suspend or terminate the Plan at any time and from time to time; provided, however, that without approval of the Company’s stockholders given within twelve (12) months before or after action by the Committee, the Plan may not be amended to increase the maximum number of Shares that may be issued pursuant to the Plan (other than adjustments permitted pursuant to Section 6.2) or in any other manner that requires the approval of the Company’s stockholders under Applicable Law.  No Option may be granted during any period of suspension of the Plan or after termination of the Plan.  For the avoidance of doubt, without the approval of the Company’s stockholders and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Administrator shall be entitled to change the terms of an Offering Period and/or Offering Document, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator, as applicable, determines in its sole discretion advisable which are consistent with the Plan.
(b)In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:
(i)altering the Option Price for any Offering Period, including an Offering Period underway at the time of the change in Option Price;
(ii)shortening any Offering Period and/or Purchase Period so that the Offering Period and/or Purchase Period ends on a new Exercise Date, including an

Offering Period and/or Purchase Period underway at the time of the Administrator action; and
(iii)allocating Shares.

Such modifications or amendments shall not require stockholder approval or the consent of any Participant.

(c)Upon termination of the Plan, the balance in each Participant’s Plan Account shall be refunded in a lump-sum cash payment as soon as practicable after such termination (but in no event later than thirty (30) days thereafter), without any interest thereon or, if the Administrator so determines, the Offering Period(s) that are underway may be shortened so that the exercise of Options and purchase of Shares occurs prior to the termination of the Plan.
8.6Use of Funds; No Interest Paid.  All funds received by the Company by reason of purchase of Shares under the Plan shall be included in the general funds of the Company free of any trust or other restriction and may be used for any corporate purpose.  No interest shall be paid to any Participant or credited under the Plan.
8.7Term; Approval by Stockholders.  The Plan shall be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan and shall become effective on the Effective Date and continue until terminated by the Committee in accordance with to Section 8.5(a).  Options may be granted prior to such stockholder approval; provided, however, that such Options shall not be exercisable prior to the time when the Plan is approved by the stockholders; provided further that if such approval has not been obtained by the end of said twelve (12)-month period, all Options previously granted under the Plan shall thereupon terminate and be canceled and become null and void without being exercised.
8.8Effect Upon Other Plans.  The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company, any Parent or any Subsidiary.  Nothing in the Plan shall be construed to limit the right of the Company, any Parent or any Subsidiary (a) to establish any other forms of incentives or compensation for Employees of the Company or any Parent or any Subsidiary or (b) to grant or assume Options otherwise than under the Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.
8.9Conformity to Securities Laws.  Notwithstanding any other provision of the Plan, the Plan and the participation in the Plan by any individual who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemption rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule.  To the extent permitted by Applicable Law, the Plan shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
8.10Tax Withholding.  The Company or any Parent or any Subsidiary shall be entitled to require payment in cash of, or deduct from any compensation payable to each Participant

(or withhold from his or her Shares received pursuant to the Plan), any sums required by federal, state or local tax law to be withheld with respect to any purchase of Shares under the Plan or any sale of such Shares.
8.11Governing Law.  The Plan and all rights and obligations thereunder shall be construed and enforced in accordance with the laws of the State of Delaware.
8.12Notices.  All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof (including without limitation the Company’s stock plan administrator).
8.13Conditions To Issuance of Shares.
(a)Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of an Option by a Participant, unless and until the Board or the Committee has determined, with advice of counsel, that the issuance of such Shares is in compliance with all Applicable Laws, including any applicable regulations of governmental authorities and, if applicable, the requirements of any securities exchange or automated quotation system on which the Shares are listed or traded, and the Shares are covered by an effective registration statement or applicable exemption from registration.  In addition to the terms and conditions provided herein, the Board or the Committee may require that a Participant make such reasonable covenants, agreements, and representations as the Board or the Committee, in its discretion, deems advisable in order to comply with any such Applicable Laws.
(b)All certificates for Shares delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state or foreign securities or other Applicable Laws, including the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.  The Committee may place legends on any certificate or book entry evidencing Shares to reference restrictions applicable to the Shares.
(c)The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Option, including a window-period limitation, as may be imposed in the sole discretion of the Committee.
(d)Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any Applicable Law, the Company may, in lieu of delivering to any Participant certificates evidencing Shares issued in connection with any Option, record the issuance of Shares in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).
8.14REIT Status.  The Plan shall be interpreted and construed in a manner consistent with the Company’s status as a REIT.  No Option shall be granted or awarded, and with respect to any Option granted under the Plan, such Option shall not be exercised, exercisable or settled:
(a)to the extent that the grant, exercise or settlement of such Option could cause the Participant or any other person to be in violation of the Common Stock Ownership Limit or the Aggregate Stock Ownership Limit (each as defined in the Company’s charter, as amended from time to time) or any other provision of Section 6.2.1 of the Company’s charter; or
(b)if, in the discretion of the Administrator, the grant, exercise or settlement of such Option could impair the Company’s status as a REIT.
8.15Section 409A.  Neither the Plan nor any Option granted hereunder is intended to constitute or provide for “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance issued after the Effective Date (together, “Section 409A”).  Notwithstanding any provision of the Plan to the contrary, if the Administrator determines that any Option may be or become subject to Section 409A of the Code, the Administrator may adopt such amendments to the Plan and/or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions as the Administrator determines are necessary or appropriate to avoid the imposition of taxes under Section 409A of the Code, either through compliance with the requirements of Section 409A of the Code or with an available exemption therefrom.
8.16Severability. If any portion of the Plan or any action taken under it is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provisions had been excluded, and the illegal or invalid action will be null and void.
8.17Titles and Headings. The titles and headings in the Plan are for convenience of reference only and, if any conflict, the Plan’s text, rather than such titles or headings, will control.
8.18Relationship to Other Benefits. No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary or Affiliate except as expressly provided in writing in such other plan or an agreement thereunder.
8.19Data Privacy. As a condition for participation in the Plan, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this section by and among the Company and its Subsidiaries and Affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan. The Company and its Subsidiaries and Affiliates may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any Shares held in the Company or its Subsidiaries and Affiliates; and participation details, to implement, manage and administer the Plan and any Offering Period(s) (the “Data”). The Company and its Subsidiaries and Affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan and any Offering Period(s), and the Company and its Subsidiaries and Affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. By participating in any Offering Period under the Plan, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data that the Company holds regarding such Participant, request additional information about the storage and processing of the Data regarding such Participant, recommend any necessary corrections to the Data regarding the Participant or refuse or withdraw the consents in this Section 8.19 in writing, without cost, by contacting the local human resources representative. If the Participant refuses or withdraws the consents in this Section 8.19, and the Company may cancel Participant’s ability to participate in the Plan or any Offering Period(s). For more information on the consequences of refusing or withdrawing consent, Participants may contact their local human resources representative.
8.20Electronic Forms. To the extent permitted by Applicable Law and in the discretion of the Administrator, an Eligible Employee may submit any form or notice as set forth herein by means of an electronic form approved by the Administrator. Before the commencement of an Offering Period, the Administrator shall prescribe the time limits within which any such electronic form shall be submitted to the Administrator with respect to such Offering Period in order to be a valid election.

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